UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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AMAZON.COM, INC.

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2026 Annual Meeting of Shareholders Investor Outreach 9:00 a.m., Pacific Time Wednesday, May 20, 2026 Virtual Meeting Site: www.virtualshareholdermeeting.com/AMZN2026 May 2026

Table of Contents » Shareholder engagement (slide 3) » Item 1: Our director nominees (slides 4 - 5) » Item 2: Ratification of Ernst & Young as independent auditors (slide 6) » Item 3: Advisory vote to approve executive compensation (slides 7 - 9) » Items 4 - 7: Amazon’s engagement on and approach to shareholder proposals (slides 10 - 11) » Items 4 - 7: Overview of shareholder proposals (slides 12 - 19) » Amazon’s approach to shareholder proposal exclusions (slide 20) » Overview of excluded shareholder proposals (slides 21 - 22)

Shareholder Engagement 3 » Our independent directors, with the support of our ESG Engagement and Investor Relations teams, continue to participate in our year - round engagement with our shareholders. » Since the beginning of 2025: » Our lead independent director participated in one - on - one or small group meetings with shareholders owning more than 22% of our stock » Our shareholder engagement team, which communicates directly with our Board, has met with 66 of our 100 largest unaffiliated shareholders, as well as numerous other shareholders » We meet regularly with our shareholders, including both large and small investors, to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. We take insights from this feedback into consideration and regularly share them with our Board as we review and evolve our practices and disclosures.

Item 1—Our Director Nominees

- Our Board is committed to representing the long-term interests of shareowners. Each of our directors possesses Internet savvy, customer experience skills, an inquisitive and objective perspective, personal and professional ethics, integrity, and values, practical wisdom and sound judgment, and the willingness to take appropriate risks
- Additionally, each of our directors has substantial senior leadership experience needed to oversee a company of our size and scale, human capital management experience that is required to oversee our large, diverse, and talented workforces, and other relevant professional experience
- A number of our directors have deep and diverse experience in developing, managing, and marketing emerging technologies, including AI
- Our Board's composition represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors (with two new directors on-boarding and two directors leaving within the last three years)

Board Skills and Characteristics		Bezos	Jassy	Cooper	Gorelick	Huttenlocher	Ng	Nooyi	Rubinstein	Smith	Stonesifer	Weeks	
Human Capital Management:	Experience managing employee development, retention, and relations on a large scale	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11
Global Business & Operations:	Brings a deep understanding of international dynamics relevant to our global footprint and complex operations	✓	✓	✓			✓	✓	✓	✓	✓	✓	9
Public Company Executive:	Experience as a senior executive at a publicly traded company	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	10
Financial:	Experience relevant to overseeing financial strategy and operations, capital allocation, and reporting	✓	✓	✓	✓			✓	✓	✓	✓	✓	9
Risk Management:	Experience relevant to overseeing the strategy and risks of a complex organization, including cybersecurity	✓	✓	✓	✓	✓		✓	✓	✓		✓	9
Community & Stakeholder Relations:	Experience in the non-profit or NGO community and supporting communities and other stakeholders	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	10
Public Policy & Geopolitics:	Experience navigating complex stakeholder considerations with domestic and international governments	✓	✓		✓			✓		✓	✓	✓	7
Emerging Technology & Innovation:	Expertise relevant to overseeing our various and rapidly evolving technological opportunities and risks, including cloud-based services, AI, cybersecurity, and devices	✓	✓			✓	✓		✓	✓	✓	✓	8
Retail & Digital Commerce:	Experience relevant to overseeing our customer- and partner-focused businesses, product development, privacy protections, and retail operations	✓	✓					✓	✓	✓	✓		6
Marketing, Media, & Brand Management:	Experience relevant to overseeing our marketing strategies, entertainment development, and brand building	✓	✓					✓	✓	✓	✓		6



Gender Diversity
Female
Male
4
7



Racial/Ethnic Diversity
Diverse
Non-Diverse
3
8



Tenure
> 10 years
6-10 years
≤ 5 years
5
2
4

4

Item 1 — Our Board and Its Committees Actively Oversee Our Response to Key Issues and Risks 5 Nominating and Corporate Governance Committee Leadership Development and Compensation Committee Audit Committee » Members: Jonathan J. Rubinstein (Chair), Jamie S. Gorelick & Andrew Y. Ng » Committee Meetings in 2025 : 4 » Responsibilities : Reviews and assesses the composition and compensation of the Board, assists in identifying potential new candidates for director, recommends candidates for election as director, and oversees our sustainability, corporate social responsibility, and corporate governance policies and initiatives » Recent Focus Areas: » Board composition, diversity of experiences, backgrounds, and perspectives, and skills » Identifying and evaluating new director candidates to join the Board » Amazon’s policies and initiatives regarding sustainability, corporate social responsibility, and corporate governance » Review of Amazon’s approach to responsible AI development and governance » Review of recent public relations initiatives » Shareholder engagement and feedback » Members: Edith W. Cooper (Chair), Daniel P. Huttenlocher & Patricia Q. Stonesifer » Committee Meetings in 2025 : 5 » Responsibilities : Reviews and establishes compensation of the Company’s executive officers, evaluates our programs and practices relating to talent and leadership development, and oversees the Company’s strategies and policies related to human capital management » Recent Focus Areas: » Shareholder engagement and feedback on the design, amounts, and effectiveness of our senior executives’ compensation » Programs supporting safe, healthy, and inclusive work environments » Our work to improve safety, including a 43% improvement in global recordable incident rate and 70% improvement in global lost time incident rate over the past six years » Talent management and development, including our highly competitive compensation (with an average wage for U.S. employees in customer fulfillment and transportation of more than $23 per hour) and comprehensive benefits (401k, paid parental leave, and health care); diversity and inclusion matters; and the expansion of our upskilling programs » Members: Indra K. Nooyi (Chair), Brad D. Smith & Wendell P. Weeks » Committee Meetings in 2025 : 6 » Responsibilities : Oversees our financial statements and financial reporting process, business continuity, operational risks, legal and regulatory matters, and our compliance policies and procedures » Recent Focus Areas: » Amazon’s risk assessment and compliance functions » Data privacy » Policies, procedures, and reports on political contributions and lobbying expenses » Tax matters » Members: Daniel P. Huttenlocher (Chair), Keith B. Alexander & Jonathan J. Rubinstein » Committee Meetings in 2025 : 2 » Responsibilities : Oversees policies and procedures for protecting the Company’s security infrastructure and for compliance with data protection and security regulations, and related risks » Recent Focus Areas: » Amazon Security organization’s ongoing investments in the Company’s security infrastructure » Management of and response to cybersecurity and physical security risks Security Committee

Item 2 — Ratification of the Appointment of EY as Independent Auditors 6 Why We Recommend You Support This Proposal » Audit Committee undertakes a robust evaluation process each year to confirm that the retention of EY as our independent auditor continues to be in our shareholders’ best interests. » EY has served as our independent auditor since 1996, which provides the firm with a deep understanding, and the ability to handle the breadth and complexity, of our business. » EY provides only limited services other than audit and audit - related services.

7 2025 Executive Compensation Was Consistent with Past Practice » No equity awards were granted to our CEO or any of our named executives during 2025 and our CEO has not been granted an award since 2021. » Mr. Jassy’s “total compensation” for 2025 as reported in the Summary Compensation Table was $2.1 million. » Mr. Jassy’s 2025 realized compensation (salary plus “all other compensation” as reported in the Summary Compensation Table, plus value of stock vested during the year) increased compared to 2024 due to our stock price performance, partially offset by a 5% decrease in the number of restricted stock units vesting during the year » Our named executive officers’ realized compensation for 2025 was attributable primarily to vesting of restricted stock unit awards granted in prior years. Item 3 — Advisory Vote to Approve Executive Compensation

Amazon’s Approach to Executive Compensation » Our compensation is simple and transparent : » Our named executive officers’ compensation consists primarily of periodic grants of time - vested RSUs subject to long - term vestin g requirements » Salaries are nominal ($365,000 per year or less) » Other compensation consists of 401(k) matching contributions and security arrangements » Our executive compensation philosophy focuses executives on the true long - term success of our business , not on isolated one - , two - , or three - year goals that can encompass only a limited and selective portion of our objectives and that can reward ex ecutives with above - target payouts even when the stock price remains flat or declines. » Our compensation philosophy is anchored on periodic grants of time - vested restricted stock units that vest over the long term , which strongly and directly align our executives’ compensation with the returns we deliver to shareholders. » We focus on realizable compensation by assessing the potential annual value of equity awards vesting over the long term. » We do not: » tie cash or equity compensation to one or a few discrete performance goals, and we believe performance goals would undermine our focus on long - term growth, a broad perspective, and constant innovation and reinvention » provide “above - target” equity award payouts, so the number of shares vesting cannot be increased from what was awarded » maintain executive compensation plans other than our stock plan » provide severance benefits or accelerate vesting upon termination » We follow the same compensation approach for employees at most levels across the Company. 8 Item 3 — Advisory Vote to Approve Executive Compensation

Item 3 — Advisory Vote to Approve Executive Compensation 9 Amazon’s Approach to Executive Compensation (continued) » We remain committed to the structure of our executive compensation because it has worked effectively , having allowed us to: » attract and retain incredibly talented people who have guided our business through countless challenges; » develop our business in ways that we could not have conceived a few years earlier, including initiatives that later became AWS, Kindle, Alexa, Fulfillment by Amazon, Marketplace, and Prime Video; » make long - term commitments to sustainability and other environmental, social, and human capital initiatives and goals; and » drive strong long - term returns to our shareholders.

Items 4 - 7 — Shareholder Proposals 10 Amazon’s Engagement on and Approach to Shareholder Proposals » Each year, our Board, Company leaders, members of our Legal, Public Policy, Public Relations, Investor Relations, Sustainability, Amazon Experiences and Upskilling, and other teams, subject matter experts throughout our business, and our external advisors devote countless hours and significant resources (including financial resources) to carefully considering, discussing, and addressing shareholder proposals. » We have engaged directly with most shareholder proponents, before and/or after they have submitted a proposal, and carefully evaluate each proposal to assess the extent to which we already address the requested action. » We may choose not to engage with proponents and their representatives when past interactions have demonstrated that further engagement is unlikely to be constructive. » When a proposal aligns with our existing principles, goals, and priorities, would be in the best interests of the Company, and would generate long - term shareholder value, we may implement the proposal, although we may do so in a manner that differs from what the proposal requests. » We oppose proposals when they do not take into account the actions we already are taking or have taken that we believe resolve or mitigate the underlying concerns of the proposal, the decisions we have made in prioritizing our initiatives, or the unique and evolving nature of our operations.

Items 4 - 7 — Shareholder Proposals 11 Amazon’s Engagement on and Approach to Shareholder Proposals (continued) » Some proposals contain or repeat inaccurate or biased assertions regarding our operations, fail to evaluate or weigh the costs of implementation relative to the claimed benefits or risks that they address, or fail to acknowledge steps we have taken to address their issue. » In many cases, we believe the costs of implementing the proposals significantly outweigh the benefits or the potential impact of speculative risks or concerns posited in the proposals, and that the proposals do not enhance or create shareholder value. » We believe that the vast amount of time and financial resources that our Board, management, and business teams spend deliberating and addressing these proposals could be better spent focused on building our business, strengthening the existing and new initiatives we have underway, and creating long - term shareholder value.

12 Why We Recommend Against New/Repeat/ Substantially the Same Proponent Topic Item • We support a wide range of programs that help thousands of charities and communities across the U.S. and around the world. We select and work directly with community organizations for our corporate charitable giving that includes efforts such as expanding access to food and other critical social needs; supporting disaster relief efforts; investing in access to education, skills, and training; and creating affordable housing. • We have risk management processes to protect the Company. For example, the Nominating and Corporate Governance Committee oversees and monitors our policies and initiatives relating to corporate social responsibility and related risks most relevant to the Company’s operations and engagement with customers, suppliers, and communities. New The Heritage Foundation Report on Charitable Partnerships 4 • We remain focused on meeting our climate goals, and we already provide regular, public updates on our progress, initiatives, and work in pursuit of our climate goals, including routinely reporting on our carbon intensity and on our efforts to reduce the carbon footprint of artificial intelligence (AI) workloads and make our data centers more sustainable and efficient. Our current public reporting already addresses the specific challenges highlighted by this proposal and makes the report requested in the proposal unnecessary. • When we set our goals, we did so with the expectation that our operations would continue to grow. In 2024, our carbon intensity decreased for the sixth consecutive year, down 4% from 2023, with 11% business growth in the same period, demonstrating how we are working to decouple emissions growth from business growth. Repeat (2 nd time) Brian Kariger, represented by As You Sow, and Mercy Investment Services, Inc. Additional Reporting on Impact of Data Centers on Climate Commitments 5 Items 4 - 7 — Shareholder Proposal Summary

Why We Recommend Against New/Repeat/ Substantially the Same Proponent Topic Item • We evaluate and adapt our sustainability approach to navigate evolving business, industry, and customer demands. While we are firm on our sustainability goals, our approach will continuously evolve with emerging challenges and opportunities, as we are seeing with the rapid adoption of AI. • We continue to work at increasing the energy and water efficiency of our data centers, including through advances in power systems, cooling technology, and hardware architecture. • The additional financial reporting requested by the proposal would be impractical, potentially misleading, and not meaningful to shareholders. New National Legal and Policy Center Report on Impact of Climate Commitments 6 • We are committed to strong, independent leadership of the Board. Our lead independent director reinforces the Board’s independent oversight of management. • Our governance guidelines and processes enable the Board to determine the optimal leadership structure for Amazon in light of our specific circumstances at any given time. • The proposal, if implemented, would require the Board to remove Jeff Bezos from his position as Executive Chair and prevent the Board from reassessing its leadership structure in the future depending on the circumstances. • Our current governance structure provides robust risk oversight by independent directors, and our current leadership structure and corporate governance practices are designed to be in the best interests of shareholders. Repeat (5 th time) AFL - CIO Reserve Fund Mandatory Independent Board Chair Policy 7 Items 4 - 7 — Shareholder Proposal Summary 13

Item 4 — Shareholder Proposal Requesting a Report on Charitable Partnerships 14 Why We Recommend You Vote Against This Proposal » We support a wide range of programs that help thousands of charities and communities across the U.S. and around the world. We select and work directly with community organizations for our corporate charitable giving that includes efforts such as expanding access to food and other critical social needs; supporting disaster relief efforts; investing in access to education, skills, and training; and creating affordable housing. » As acknowledged by the proponent, we chose to wind down our customer - directed AmazonSmile program in 2023 in favor of focusing our philanthropic giving on strategies with a greater impact. » We have risk management processes to protect the Company. For example, the Nominating and Corporate Governance Committee oversees and monitors our policies and initiatives relating to corporate social responsibility and related risks most relevant to the Company’s operations and engagement with customers, suppliers, and communities. » We engaged with the proponent in January 2026. Proponent: The Heritage Foundation

Item 5 — Shareholder Proposal Requesting Additional Reporting on Impact of Data Centers on Climate Commitments Why We Recommend You Vote Against This Proposal » We already provide regular, public updates on our progress, initiatives, and work in pursuit of our climate goals, including routinely reporting on our carbon intensity and on our efforts to reduce the carbon footprint of AI workloads and make our data centers more sustainable and efficient. As a result, our current public reporting already addresses the specific challenges highlighted by this proposal and makes the report requested in the proposal unnecessary. » https://sustainability.aboutamazon.com/products - services/aws - cloud ; https://www.aboutamazon.com/planet/sustainable - operations ; https://www.aboutamazon.com/news/sustainability/amazon - data - centers - electricity - bills - water - use ; https://www.aboutamazon.com/news/aws/amazon - data - center - investment - community - impact ; https://www.aboutamazon.com/news/sustainability/amazon - leading - corporate - carbon - free - energy - purchaser . » When we set our goals, we did so with the expectation that our operations would continue to grow. In 2024, our carbon intensity decreased for the sixth consecutive year, down 4% from 2023, with 11% business growth in the same period, demonstrating how we are working to decouple emissions growth from business growth. » We have invested in more than 700 carbon - free energy projects across 28 countries, with the capacity to generate more than 40 gigawatts of electricity, and we were one of the world’s largest corporate purchasers of renewable energy in 2025. Amazon works with utilities on new and innovative agreements to keep rates comparably low and bring net - new carbon - free energy projects to the grid. 15 Proponent: Brian Kariger, represented by As You Sow, and Mercy Investment Services, Inc.

Item 5 — Shareholder Proposal Requesting Additional Reporting on Impact of Data Centers on Climate Commitments Why We Recommend You Vote Against This Proposal (continued) » We are decreasing the embodied carbon associated with our infrastructure — the emissions generated from the manufacture, transportation, installation, maintenance, and disposal of building materials. In 2024, we built 38 data centers with lower - carbon concrete and updated our design standards to require the use of concrete with 35% less embodied carbon than the industry average in new data centers around the world. In addition to using lower - carbon concrete, we incorporate lower - carbon steel into our data center structural designs and built 36 data centers with lower - carbon steel in 2024. » We have made great progress and are continuing to work at increasing the energy efficiency of our data centers, including through advances in cooling efficiency, hardware design, and data management strategy optimization. » In 2024, we reached a global power usage effectiveness (PUE) rating for our data centers of 1.15, with the best - performing site registering a PUE rating of 1.04 (a lower PUE indicates a more efficient data center, and a PUE score of 1.0 is perfect). These ratings are better than both 1.25 for the public cloud industry average and 1.63 for on - premises enterprise data centers, as estimated by the International Data Corporation. In 2024, our data centers achieved a global water use efficiency (WUE) of 0.15 L/kWh, a 40% improvement from 2021. 16 Proponent: Brian Kariger, represented by As You Sow, and Mercy Investment Services, Inc.

Item 5 — Shareholder Proposal Requesting Additional Reporting on Impact of Data Centers on Climate Commitments Why We Recommend You Vote Against This Proposal (continued) » To optimize performance and energy consumption when running complex AI workloads like large language models, Amazon has developed purpose - built silicon chips like AWS Graviton, AWS Trainium , and AWS Inferentia . » These are designed to achieve significantly higher throughput than comparable accelerated compute instances, enabling AWS to more efficiently execute AI models at scale while reducing the carbon footprint for similar workloads and enhancing performan ce per watt of power consumption. » For example, Graviton - based instances use up to 60% less energy and provide better price performance than comparable instances for the same performance, and our adoption of these chips achieved an estimated reduction of 71,000 metric tons of carbon dioxide equivalent in 2024. » We have also developed new AWS data center components, offering 12% more compute power with improved availability and efficiency, and a novel, direct - to - chip liquid cooling solution for high - density AI compute chips in new and existing data centers. These components are expected to reduce mechanical energy consumption by up to 46% compared to previous designs during peak cooling conditions, without increasing water usage. » We engaged with the proponents in March 2026; they shared that they are focused on preventing the construction of new fossil - fuel infrastructure. 17 Proponent: Brian Kariger, represented by As You Sow, and Mercy Investment Services, Inc.

Item 6 — Shareholder Proposal Requesting a Report on Impact of Climate Commitments Why We Recommend You Vote Against This Proposal » We evaluate and adapt our sustainability approach to navigate evolving business, industry, and customer demands. While we are firm on our sustainability goals, our approach will continuously evolve with emerging challenges and opportunities, as we are seeing with the rapid adoption of AI. » We continue to work at increasing the energy and water efficiency of our data centers, including through advances in power systems, cooling technology, and hardware architecture. » We are focused on optimizing the performance and energy efficiency associated with running complex AI workloads like large language models and other applications. AWS has developed purpose - built silicon chips that advance innovations in power efficiency, like the AWS Graviton chip, AWS Trainium chip, and AWS Inferentia chip, which are designed to achieve significantly higher throughput than comparable accelerated compute instances, enabling AWS to more efficiently execute AI models at scale while reducing the carbon footprint for similar workloads and enhancing performance per watt of power consumption. » The additional financial reporting requested by the proposal would be impractical, potentially misleading, and not meaningful to shareholders. » We requested a meeting with the proponents in January 2026, but they declined to meet. 18 Proponent: National Legal and Policy Center

Item 7 — Shareholder Proposal Requesting a Mandatory Independent Board Chair Policy Why We Recommend You Vote Against This Proposal » We are committed to strong, independent leadership of the Board. Our lead independent director reinforces the Board’s independent oversight of management. » Our governance guidelines and processes enable the Board to determine the optimal leadership structure for Amazon in light of our specific circumstances at any given time. » The proposal, if implemented, would require the Board to remove Jeff Bezos from his position as Executive Chair and prevent the Board from reassessing its leadership structure in the future depending on the circumstances. » When Mr. Bezos stepped down as CEO in 2021, after careful consideration of the Board’s leadership structure and functions, th e Board determined it to be in the best interests of the Company and its shareholders for Mr. Bezos to serve as Executive Chair of the Board. Since that decision, the Board has benefitted from Mr. Bezos’s long - term focus with respect to decision - making, which is a result of his significant ownership stake in Amazon since founding the Company in 1994 and aligns his interests with tho se of our other long - term shareholders. » Our current governance structure provides robust risk oversight by independent directors, and our current leadership structure and corporate governance practices are designed to be in the best interests of shareholders. 19 Proponent: AFL - CIO Reserve Fund

Shareholder Proposals Excluded from the 2026 Proxy Statement 20 Approach to Shareholder Proposal Exclusions » Each year, our Board, Company leaders, members of our Legal, Public Policy, Public Relations, Investor Relations, Sustainability, Amazon Experiences and Upskilling, and other teams, subject matter experts throughout our business, and our external advisors devote countless hours and significant resources (including financial resources) to carefully considering, discussing, and addressing shareholder proposals. » We historically have sought the SEC staff’s concurrence to exclude shareholder proposals from our proxy statement when we believe there is a strong basis for doing so under SEC rules, which impose procedural and substantive requirements that the proponent and proposal must satisfy. » Our approach to proposals submitted for our 2026 Annual Meeting was the same as in past years: in addition to exploring withdrawal by proponents when possible, we excluded proposals based on a careful review of SEC rules, prior SEC staff guidance and precedents, and judicial decisions. » For our 2026 annual meeting, we received 13 shareholder proposals and omitted 9 proposals after negotiating withdrawals or excluding under SEC Rule 14a - 8. » For our 2025 annual meeting, we received 18 shareholder proposals and omitted 10 proposals after negotiating withdrawals or excluding under SEC Rule 14a - 8. » The exclusion notices we submitted to the SEC explain in great detail the bases for our exclusion of these proposals, including citing extensive precedents that we relied on. » Prior to submitting our exclusion notices to the SEC, we engaged with each of the related proponents to explain the reasons for our exclusion of their proposals.

Excluded Shareholder Proposals

Topic	Proponent	New/Repeat/ Substantially the Same	Why We Excluded
Report on Plastic Packaging	As You Sow Foundation Fund, represented by As You Sow	Repeat (6th time)	• Our exclusion notice to the SEC sets forth a detailed chart demonstrating that this proposal addresses substantially the same subject matter and substantive concerns as shareholder proposals submitted by the same proponent that were voted on at the Company's 2025, 2024, and 2023 annual meetings, and the most recent of those proposals did not receive the support necessary for resubmission under SEC rules. • https://www.sec.gov/files/corpfin/no-action/14a-8/asyousowamazon2526.pdf
Report on Customer Due Diligence With Respect to Certain Products and Services	American Baptist Home Mission Society, represented by Investor Advocates for Social Justice	Substantially the Same (6th time)	• Our exclusion notice to the SEC sets forth a detailed chart demonstrating that, although worded differently, this proposal addresses the same product and service offerings and same underlying concerns as shareholder proposals submitted by the same proponent that were voted on at the Company's 2024, 2023, and 2022 annual meetings, and the most recent of those proposals did not receive the support necessary for resubmission under SEC rules. • https://www.sec.gov/files/corpfin/no-action/14a-8/americanbaptisthomeamazon13026.pdf
Report on Policies and Practices Implementing Certain Human Rights Standards	IBVM Foundation of Canada Inc., represented by Shareholder Association for Research & Education	Similar but expanded	• Our exclusion notice to the SEC sets forth a detailed chart demonstrating how Amazon's existing disclosures already report on the effectiveness of our human rights policies and practices, both within the Company's own operations and in its supply chain, thereby substantially implementing this proposal. • Our exclusion notice also highlights that in 2025, the SEC Staff agreed Amazon could exclude a proposal from this same proponent requesting an assessment of our policies on freedom of association and collective bargaining, since that proposal related to management of the Company's workforce. • https://www.sec.gov/files/corpfin/no-action/14a-8/ibvmfoundationamazon2526.pdf

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Excluded Shareholder Proposals

Topic	Proponent	New/Repeat/ Substantially the Same	Why We Excluded
Report on the Sale of a Prescription Medication	Inspire Investing LLC	New	• Our exclusion notice to the SEC documents that this proposal relates to a product that represents a de minimis amount of the Company's assets, earnings, and sales, and the proposal is not otherwise significantly related to our business. • https://www.sec.gov/files/corpfin/no-action/14a-8/cunninghamamazon2526.pdf
Additional Reporting on Lobbying Expenditures	James McRitchie and Harrington Investments	Repeat (5th time)	• Our exclusion notice to the SEC sets forth numerous recent precedents demonstrating that this proposal is properly excludable since it sought to prescriptively micromanage the Company's existing annual disclosures. • https://www.sec.gov/files/corpfin/no-action/14a-8/mcritchieamazon2526.pdf
Report on Certain Gender-Based Healthcare Benefits	The Oklahoma Tobacco Settlement Endowment Trust, represented by Bowyer Research	New	• Our exclusion notice to the SEC sets forth long-standing precedents demonstrating that this proposal relates to the Company's ordinary business of managing its workforce and employee compensation and benefits and prescriptively sought to micromanage the Company. • https://www.sec.gov/files/corpfin/no-action/14a-8/oktobaccoamazon13026.pdf
Report on Impact of Government Immigration Regulation	SOC Investment Group	New	• Our exclusion notice to the SEC sets forth long-standing precedents demonstrating that proposals on how companies manage developments or disruptions in the labor markets are properly excludable as relating to companies' ordinary business of managing its workforce. • https://www.sec.gov/files/corpfin/no-action/14a-8/socinvestmentamazon13026.pdf

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Energy and Water • https://sustainability.aboutamazon.com/products - services/aws - cloud • https://www.aboutamazon.com/news/sustainability/amazon - leading - corporate - carbon - free - energy - purchaser • https://www.aboutamazon.com/news/sustainability/amazon - renewable - energy - updates • https://sustainability.aboutamazon.com/climate - solutions/carbon - free - energy • https://www.aboutamazon.eu/news/sustainability/amazon - helps - to - add - nearly - 1gw - of - clean - energy - to - european - grids • https://www.aboutamazon.com/news/sustainability/amazon - smr - nuclear - energy • https://www.aboutamazon.com/news/sustainability/amazon - nuclear - energy - smr - plans • https://www.aboutamazon.com/news/sustainability/data - centers - electricity - bills - grid - power - amazon • https://www.aboutamazon.com/news/sustainability/amazon - data - centers - electricity - bills - water - use • https://aws.amazon.com/sustainability/data - centers/ • https://press.aboutamazon.com/2024/12/aws - announces - new - data - center - components - to - support - ai - innovation - and - further - improve - ener gy - efficiency • https://sustainability.aboutamazon.com/stories/spotlight - on - water • https://www.aboutamazon.com/news/aws/aws - liquid - cooling - data - centers • https://sustainability.aboutamazon.com/stories/how - aws - uses - recycled - water - in - data - centers • https://preview.prod.sustainability.aboutamazon.com/water - replenishment - project - portfolio.pdf • https://www.aboutamazon.com/news/sustainability/amazon - water - conservation - replenishment - sustainability • https://www.aboutamazon.com/news/sustainability/amazon - water - conservation - replenishment - sustainability?p=amazon - invests - 235 - mill ion - to - bring - more - clean - water - to - oregon - communities Community • https://www.aboutamazon.com/news/policy - news - views/amazon - data - centers - power - costs - white - house - pledge • https://www.aboutamazon.com/news/aws/amazon - data - centers - locations - news • https://www.aboutamazon.com/news/job - creation - and - investment/amazon - economic - impact - report - 2025 • https://www.aboutamazon.com/news/aws/amazon - data - center - investment - community - impact • https://www.aboutamazon.com/news/aws/amazon - aws - cloud - credits - artificial - intelligence • https://www.aboutamazon.com/news/community/amazon - affordable - homes - free - stem - american - communities - amazon • https://www.aboutamazon.com/news/community/how - amazon - is - investing - in - the - us • https://www.aboutamazon.eu/news/tag/economic - impact • https://www.aboutamazon.eu/news/sustainability/amazons - 100m - right - now - climate - fund - the - latest - on - our - nature - based - investments - ac ross - europe 23 Amazon Reporting

Health and Safety, Compensation, and Benefits • https://www.aboutamazon.com/news/workplace/amazon - workplace - safety - 2025 - injury - reduction • https://www.aboutamazon.com/news/workplace/amazon - wage - increase - 2025 - fulfillment - transportation - employees • https://www.aboutamazon.com/news/workplace/amazon - employee - health - insurance - benefits • https://www.aboutamazon.com/news/workplace/career - choice - free - education - for - amazon - employees • https://www.aboutamazon.com/news/operations/how - amazon - prepares - for - prime - day • https://www.aboutamazon.com/news/operations/amazon - million - robots - ai - foundation - model • https://www.aboutamazon.com/news/operations/amazon - robotics - robots - fulfillment - center • https://www.aboutamazon.com/news/transportation/amazon - delivery - service - partner - investment - safety - ai - tools • https://www.aboutamazon.com/news/operations/how - amazon - keeps - employees - and - drivers - safe • https://www.aboutamazon.com/news/workplace/amazon - employee - driver - safety - winter • https://www.aboutamazon.com/news/policy - news - views/amazons - human - rights - commitment - policy - and - practice Responsible AI • https://www.aboutamazon.com/what - we - do/artificial - intelligence - ai/responsible - ai • https://aws.amazon.com/ai/responsible - ai/ • https://aws.amazon.com/ai/responsible - ai/resources/ • https://d1.awsstatic.com/products/generative - ai/responsbile - ai/AWS - Responsible - Use - of - AI - Guide - Final.pdf • https://transparency.oecd.ai/reports/0211f5bd - 9e0d - 4181 - a298 - da81a2dca552 • https://aws.amazon.com/blogs/machine - learning/governance - by - design - the - essential - guide - for - successful - ai - scaling/ • https://aws.amazon.com/blogs/machine - learning/building - trust - in - ai - the - aws - approach - to - the - eu - ai - act/ • https://aws.amazon.com/ai/responsible - ai/policy/ • https://aws.amazon.com/aup/ • https://aws.amazon.com/bedrock/guardrails/ • https://www.amazon.science/blog/amazon - nova - and - our - commitment - to - responsible - ai • https://www.aboutamazon.com/news/aws/amazon - nova - foundation - models - guide • https://aws.amazon.com/blogs/security/aws - successfully - completed - its - first - surveillance - audit - for - iso - 420012023 - with - no - findings / 24 Amazon Reporting

This document includes forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental, social, and other sustainability plans, initiatives, projections, goals, commitments, expectations, or prospects, are forward - looking. We use words such as anticipates, believes, commits, expects, future, goal, intends, plans, projects, seeks, and similar expressions to identify forward - looking statements. Forward - looking statements reflect management’s current expectations and are inherently uncertain. Actual results or outcomes could differ materially due to a variety of factors. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2025 Annual Report on Form 10 - K and our 2024 Amazon Sustainability Report. Any standards of measurement and performance made in reference to our environmental, social, and other sustainability plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved. Inclusion of environmental, social, or other sustainability information is not an indication that the subject or information is material to our business, strategy, outlook, operating results, or financial condition or material as it relates to our impact on other parties or sustainability matters. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document. 25 Other Information